Forms Prescribed for
                                  Use under the
                         Securities Exchange Act of 1934


   Form 8-K. Current Report pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                         -------------------------------

                         SECURITIES EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 1997

                       Cotton Valley Resources Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                     Ontario, Canada...0-28814...98-0164357
             ------------------------------------------------------
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)

            8350 N. Central Expressway, Suite M2030 Dallas, TX 75206
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code ...(214) 363-1968


         (Former name or former address, if changed since last report.)



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Item 5.  Other Events

         At the last annual meeting of stockholders, management of Cotton Valley Resources Corporation (the "Company") received approval to reincorporate the Company in Canada's Yukon Territory. The Company's Board of Directors need not be comprised of a majority of Canadian residents as required under Ontario law, and this was the reason for the intended reincorporation.

         A reincorporation would require the filing of a Registration Statement with the United States Securities and Exchange Commission which could result in significant expense. Furthermore, a reincorporation at this time could delay an intended public offering of securities in the United States.

Management has therefore decided to delay the intended reincorporation until after the intended public offering of securities in the United States is complete, and then only after seeking approval from the Company's stockholders. There is no assurance the Company will successfully issue securities in the United States.



                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Cotton Valley Resources Corporation
                                        (Registrant)

Date February 19, 1997

                                        Eugene A. Soltero
                                        Chief Executive Officer